UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

  CURRENT REPORT Pursuant to

Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 21, 2012

Unigene Laboratories, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-16005	22-2328609
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification No.)

81 Fulton Street, Boonton, New Jersey	07005
(Address of principal executive offices)	(Zip Code)

(973) 265-1100
(Registrant’s telephone number, including area code)

Not Applicable
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01.   Entry into a Material Definitive Agreement.

Forbearance Agreement and First Amendment to Amended and Restated Financing Agreement

On September 21, 2012 (the “First Amendment Effective Date”), Unigene Laboratories, Inc. (the “Company”) entered into a Forbearance Agreement and First Amendment to Amended and Restated Financing Agreement, by and among the Company, Victory Park Management, LLC, as administrative agent and collateral agent (the “Agent”), Victory Park Credit Opportunities, L.P., VPC Fund II, L.P., VPC Intermediate Fund II (Cayman) L.P., and Victory Park Credit Opportunities Intermediate Fund, L.P. (collectively, the “Lenders” and together with the Agent, the “VPC Parties”) (together with all exhibits and schedules thereto, and as amended from time to time, the “Forbearance Agreement”). The Forbearance Agreement evidenced (i) the forbearance by the VPC Parties with respect to the exercise of certain of their rights and remedies arising as a result of the existence of certain events of default under the Restated Financing Agreement (as defined below); (ii) the amendment of certain provisions of the Amended and Restated Financing Agreement dated as of March 16, 2010, by and among the Company, the Agent, as administrative agent and collateral agent, and the Lenders party thereto (the “Restated Financing Agreement”); and (iii) the other agreements contemplated by the Forbearance Agreement  (collectively the “2012 Restructuring”).  The Restated Financing Agreement and the transactions contemplated thereby were previously disclosed by the Company on a Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on March 17, 2010.

Under the terms of the Forbearance Agreement: (i) the VPC Parties, subject to any future defaults (except certain pre-designated, anticipated defaults), agreed to forbear from exercising their respective rights and remedies under the Restated Financing Agreement and other transaction documents during the forbearance period, which commenced on the First Amendment Effective date and will end on the first anniversary of the First Amendment Effective Date unless earlier terminated as a result of any such future default; (ii) the Company has (A) issued to the Lenders upon the terms and conditions stated in the Forbearance Agreement a one-year senior secured convertible note in the aggregate principal amount of $4,000,000 (the “First Amendment Note”); and (B) re-issued to the Lenders on September 24, 2012 (the first business day after the First Amendment Effective Date) all four notes in existence (collectively, the “Re-issued Notes” and together with the First Amendment Note, the “Notes”); (iii) the Company agreed to deposit $500,000 with the Agent on the First Amendment Effective Date to reimburse the Agent and the Lenders for certain existing and future fees, costs and expenses incurred by (or to be incurred by) the VPC Parties in connection with the 2012 Restructuring and thereafter; (iv) each Lender shall, subject to certain conditions precedent as set forth in the Forbearance Agreement, make available to the Company additional loans (“Re-Loans”) in an aggregate principal amount not to exceed such Lender’s pro rata share of the sum of the first $3,500,000 of the mandatory prepayments received by the Lenders from the Company pursuant to the terms of the Restated Financing Agreement (other than mandatory prepayments made with the proceeds of the sale of the tax benefits resulting from net operating losses for prior periods (“NOL Sale Proceeds”)), plus the amount of any mandatory prepayments received by the Lenders pursuant to the Restated Financing Agreement on account of NOL Sale Proceeds, such Re-Loans shall be deemed loans funded under the Restated Financing Agreement and shall be evidenced by notes (“Re-Loan Notes”) on the same terms as, and on a pari passu basis with, the First Amendment Note (except the conversion rate, as described below); and (v) the Company has delivered to the VPC Parties a quarterly cash flow forecast with respect to the fiscal quarter ending December 31, 2012 and shall deliver to the VPC Parties a quarterly cash flow forecast on a consolidated basis for the Company and its subsidiaries during the term of the Forbearance Agreement.  Future defaults under the Forbearance Agreement include a quarterly reconciliation that shows a negative variance of 10% or more of actual cash revenue minus actual cash expenses for an applicable quarter versus the applicable quarterly cash flow forecast delivered by the Company (as described above), failure to maintain a cash balance in a specified account in excess of $250,000, and a breach of any agreement or covenant contained in the Forbearance Agreement.  The Forbearance Agreement amended the terms of the mandatory prepayment on certain mandatory prepayment events set forth in the Restated Financing Agreement, such as upon receipt of certain proceeds from asset sales, equity issuances, milestone payments under the Company’s material license agreements and certain other receipts of cash outside the ordinary course of business. In accordance with the terms of the Forbearance Agreement, the Company received a net amount of $3,500,000 from the Lenders in exchange for the issuance of the First Amendment Note.

The maturity date of the Re-issued Notes is March 17, 2013 and the maturity date of the First Amendment Note is September 21, 2013.  Non-payment of the Re-issued Notes on March 17, 2013 constitutes an “Incipient Event of Default” under the Forbearance Agreement for which the VPC Parties will be required to forbear. Under the terms of the Forbearance Agreement and the Restated Financing Agreement, the Notes are secured by a first priority lien on all current and future assets of the Company. The Notes will accrue interest at a rate per annum equal to the greater of (x) the prime rate (announced by Citibank N.A. from time to time) plus 5% and (y) 15%, which, in the absence of an event of default, accrued and unpaid interest due and payable with respect to the Notes shall, instead of being required to be paid in cash, shall be capitalized and added to the outstanding principal balance of the Notes payable on the maturity date. The Notes are convertible into shares of common stock of the Company, par value $0.01 per share (the “Common Stock”), at the Lender’s option.  The initial conversion rate for the First Amendment Note is calculated by dividing the sum of the principal to be converted plus all accrued and unpaid interest thereon by $0.05 per share.  The initial conversion rate for the Re-issued Notes is calculated by dividing the sum of the principal to be converted plus all accrued and unpaid interest thereon by $0.15 per share (which amends the prior conversion rate of $0.70 per share). The initial conversion rate of any Re-Loan Notes will be calculated by dividing the sum of the principal to be converted plus all accrued and unpaid interest thereon by the conversion price of the Reissued Notes in effect on the date of issuance of such Re-Loan Note. All such conversion rates are subject to adjustment, including a reduction in the conversion rate in the event the Company issues certain shares of common stock at a purchase price less than the then current conversion price.  The Company may be liable for certain cash damages in the case of a failure to timely convert the Notes and a failure to timely convert is also an event of default, subject to additional remedies described in the Restated Financing Agreement.

As of the First Amendment Effective Date, the Company lacked sufficient shares of Common Stock to deliver all of the shares of Common Stock issuable to the Lenders upon conversion of the Notes (the “Conversion Shares”).  The Company is required to obtain stockholder approval to amend its certificate of incorporation to increase the number of authorized shares to allow for the conversion of the Notes in full.

Seconded Amended and Restated Registration Rights Agreement

On the First Amendment Effective Date, the Company also entered into a Second Amended and Restated Registration Rights Agreement (the “Second Restated Registration Rights Agreement”) with the Lenders, which provides them with certain rights to require the Company to file with the SEC a registration statement covering the resale of all shares held by the Lenders and their affiliates, including the Conversion Shares. Assuming that the Notes were converted in full on the First Amendment Effective Date notwithstanding the lack of sufficient shares to allow for conversion in full at such time (and assuming conversion only of the original principal amount thereof into the Conversion Shares), then, together with the securities currently owned by them, the VPC Parties would beneficially own in the aggregate approximately 81.5% of the Company’s outstanding Common Stock.

Levy Indemnity Agreement

On September 21, 2012, in connection with the 2012 Restructuring, the Company and Richard Levy entered into an Indemnification Agreement (the “Levy Indemnity Agreement”) pursuant to which the Company will indemnify Mr. Levy and the VPC Parties (as defined in the Levy Indemnity Agreement) against certain losses and expenses incurred in the event Mr. Levy or any such VPC party becomes, or is threatened to be made, a party to or witness or other participant in, or becomes obligated to furnish documents in response to a subpoena or otherwise in connection with, a proceeding by reason of the fact that Mr. Levy is or was (or may be deemed to be or have been) a director, officer, employee, agent or fiduciary of the Company or its subsidiaries, or by reason of any actual or alleged action or inaction on the part of Mr. Levy while serving in such capacity.

Intellectual Property Security Agreements

As requested by the VPC Parties, on September 21, 2012, in connection with the 2012 Restructuring, the Company and the Agent entered into a Patent Security Agreement and a Trademark Security Agreement (collectively the “Intellectual Property Security Agreements”) for the VPC Parties pursuant to which the Company has granted a security interest in substantially all the assets of the Company, including all right, title and interest of the Company in, to and under all now owned and hereafter acquired trademarks, trademark applications, trademark licenses, patents, patent applications and patent licenses, and all products and proceeds thereof, to secure the payment of the obligations under the Forbearance Agreement and the Restated Financing Agreement.

Second Amendment to Rights Agreement

On September 21, 2012, in connection with the 2012 Restructuring, a Second Amendment (the “Second Amendment”) to the Rights Agreement dated as of December 20, 2002 (the “Rights Agreement”), as amended by the First Amendment to the Rights Agreement dated March 16, 2010 (the “First Amendment”), between the Company and Registrar and Transfer Company (the “Rights Agent”), was executed in order to render the rights thereunder inapplicable to the 2012 Restructuring and the other transactions contemplated by or occurring concurrently with the 2012 Restructuring. The Second Amendment provides, among other things, that none of the VPC Parties shall be deemed to be an “Acquiring Person” under the Rights Agreement, either individually or collectively, by virtue of, and no holder of rights thereunder shall be entitled to exercise such rights solely by reason of, and certain provisions of the Rights Agreement will not apply to, or be triggered by: (i) the approval, execution, delivery or performance of the Forbearance Agreement, (ii) the public announcement of the 2012 Restructuring, (iii) the consummation of the 2012 Restructuring, (iv) the acquiring of beneficial ownership of Common Stock by any VPC Party (A) in connection with the 2012 Restructuring, (B) upon conversion of the Notes, (D) upon the First Amendment Stockholder Approval or the Second Filing (each as defined in the Forbearance Agreement), or (E) otherwise pursuant to the Forbearance Agreement, or (v) the VPC Parties’ ownership of securities of the Company.  The Rights Agreement was previously disclosed by the Company on a Current Report on Form 8-K filed with the SEC on December 23, 2002, and the First Amendment was previously disclosed by the Company on a Current Report on Form 8-K filed with the SEC on March 17, 2010.

Except for their status as contractual documents that establish and govern the legal relations among the parties thereto with respect to the transactions described in this Current Report on Form 8-K, the Forbearance Agreement, the Notes, the Second Restated Registration Rights Agreement, the Levy Indemnity Agreement, the Intellectual Property Security Agreements and the Second Amendment (together, the “Restated Agreements”) are not intended to be a source of factual, business or operational information about the parties.

The representations, warranties, covenants and agreements made by the parties in the Restated Agreements are made as of specific dates. The assertions embodied in those representations and warranties were made for purposes of the Restated Agreements and are subject to qualifications and limitations agreed to by the respective parties in connection with negotiating the terms of the Restated Agreements. In addition, certain representations and warranties were made as of a specific date, may be subject to a contractual standard of materiality different from what might be viewed as material to stockholders or may have been used for the purpose of allocating risk between the respective parties rather than establishing matters as facts.

The Company intends to file with the SEC a proxy statement and other relevant materials in connection with a meeting of stockholders to approve a proposal to amend the Company’s certificate of incorporation to increase the number of authorized shares of common stock (the “Proposal”). The proxy statement will be sent to the stockholders of the Company in accordance with the proxy rules. Before making any voting decision with respect to the Proposal, stockholders of the Company are urged to read the proxy statement and any other relevant materials filed with the SEC, when they become available, because they will contain important information about the Proposal. The proxy statement and other relevant materials (when they become available), and any other documents filed by the Company with the SEC, may be obtained free of charge at the SEC’s web site at <www.sec.gov>. In addition, investors and stockholders of the Company may obtain free copies of the documents filed with the SEC by contacting the Company at 973-265-1100. You may also read and copy any reports, statements and other information filed by the Company at the SEC’s public reference room at 100 F Street, NE, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room.

The descriptions of the Forbearance Agreement, the First Amendment Note, the Re-issued Notes, the Second Restated Registration Rights Agreement, the Levy Indemnity Agreement, the Intellectual Property Security Agreements and the Second Amendment above do not purport to be complete and are qualified in their entirety by reference, as applicable, to copies respectively filed as Exhibit 4.1 and Exhibits 10.1 to 10.10 hereto, which are incorporated herein by reference.

Director Indemnity Agreements

On September 21, 2012, in connection with the 2012 Restructuring, the Company and entered into an Indemnification Agreement (the “Director Indemnity Agreement”) with each of Gregory Mayes, Theron Odlaug, Ashleigh Palmer, Thomas Sabatino, Jr., Joel Tune and Jack Wyszomierski pursuant to which the Company will indemnify such persons against certain losses and expenses incurred in the event the applicable person becomes, or is threatened to be made, a party to or witness or other participant in, or becomes obligated to furnish documents in response to a subpoena or otherwise in connection with a proceeding by reason of the fact that such person is a director, officer, employee, agent or fiduciary of the Company or its subsidiaries, or by reason of any actual or alleged action or inaction on the part of such person while serving in such capacity.

The description of the Director Indemnity Agreement above does not purport to be complete and is qualified in its entirety by reference, as applicable, to a copy filed as Exhibit 10.11 hereto, which is incorporated herein by reference.

Section 2 – Financial Information

Item 2.03.   Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 of this Current Report on Form 8-K under the title “Forbearance Agreement and First Amendment to Amended and Restated Financing Agreement” is hereby incorporated into this Item 2.03 by reference.

Section 3 – Securities and Trading Markets

Item 3.02.   Unregistered Sales of Equity Securities.

The information provided in Item 1.01 of this Current Report on Form 8-K under the title “Forbearance Agreement and First Amendment to Amended and Restated Financing Agreement” is hereby incorporated into this Item 3.02 by reference. The Company has relied on (i) Section 4(2) of the Securities Act of 1933, as amended (“Securities Act”), for sales not involving a public offering of securities and (ii) Rule 506 under the Securities Act for sales to an accredited investor.

Item 3.03.   Material Modification to Rights of Security Holders.

The description of the Second Amendment to Rights Agreement set forth above under Item 1.01 of this Current Report on Form 8-K under the title “Second Amendment to Rights Agreement” is hereby incorporated into this Item 3.03 by reference.

Section 5 – Corporate Governance and Management

Item 5.01.   Changes in Control of Registrant.

The information provided in Item 1.01 of this Current Report on Form 8-K under the title “Forbearance Agreement and First Amendment to Amended and Restated Financing Agreement” and “Seconded Amended and Restated Registration Rights Agreement” are hereby incorporated into this Item 5.01 by reference.

Item 5.02.   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Key Employee Retention Grants. On September 20, 2012, the Board of Directors of the Company (the “Board”) reviewed the recommendations of the Board’s Compensation Committee and approved and authorized the Company to enter into 2012 Key Employee Performance and Incentive Plan Agreements (the “Incentive Bonus Agreements”) with certain of the Company’s essential employees (each a “Key Employee”) subject to the approval and closing of the 2012 Restructuring, to promote the retention of the Key Employees and to motivate the Key Employees and align their interests with the interests of the Company’s stockholders by, among other things, granting certain incentive bonuses and stock options outside of the Company’s existing equity compensation plan to the Key Employees.

Each Incentive Bonus Agreement provides that if (i) such Key Employee remains employed with the Company or its affiliate on the respective Incentive Bonus Date as described below; (ii) such Key Employee meets at least a satisfactory individual rating in accordance with the Company’s performance management plan; and (iii) the Company has operated within the agreed upon budget pursuant to the Forbearance Agreement, then such Key Employee will be entitled to receive the following incentive bonuses:

Incentive Bonus Details	Incentive Bonus Date

Stock options exercisable for a number of shares equal to 25% of base salary based upon the fair market value on the date of grant; vesting on first anniversary of Issuance Date	Two trading days following disclosure of the completion of 2012 Restructuring (the “Issuance Date”)

10% of Base Salary in a cash payment	June 1, 2013

15% of Base Salary in a cash payment (subject to cash on hand or additional funding)	September 1, 2013

Each cash incentive bonus will be paid within 30 days after the applicable Incentive Bonus Date.  Upon termination of the Key Employee’s employment for any reason (other than a change of control), the Key Employee shall forfeit any right to any unpaid cash incentive bonus, as well as any unvested portion of the stock options so awarded.  In the event of a change in control, so long as the Key Employee remains employed with the Company until such change in control, the Company shall pay the incentive bonus within 30 days after the change in control, but in no event later than March 15 of the year following the year in which the change in control occurred.  The following named executive officers of the Company are expected to be granted stock options in accordance with the terms outlined above: Ashleigh Palmer, Chief Executive Officer; Gregory Mayes, President and General Counsel; Brian Zietsman, Chief Financial Officer; Nozer Mehta, Chief Scientific Officer; Paul Shields, Vice President, Manufacturing and Roxanne Tavakkol, Vice President Global Regulatory Affairs and Quality Assurance.

The description of the Incentive Bonus Agreements above do not purport to be complete and are qualified in their entirety, as applicable, by the documents which will be filed by the Company in the future in accordance with the Securities Exchange Act of 1934, as amended.

Executive Team Restructuring Grants.  On September 20, 2012, the Board reviewed the recommendations of the Compensation Committee and approved and authorized the Company to grant certain retention stock option grants outside of the Company’s existing equity compensation plan (the “Executive Team Restructuring Grants”) to two officers of the Company, including Brian Zietsman, Chief Financial Officer (the “Executives”), subject to the approval and closing of the 2012 Restructuring, to promote the retention of the Executives and to motivate the Executives and align their interests with the interests of the Company’s stockholders.

The Executive Team Restructuring Grant to Mr. Zietsman will be granted on the Issuance Date and shall be exercisable for a number of shares equal to the quotient of $25,000 divided by the closing price of the Company’s common stock on the Issuance Date with an exercise price equal to the closing price of the Company’s common stock on the Issuance Date and shall vest and be exercisable on the first anniversary of the Issuance Date, provided that Mr. Zietsman remains employed with the Company through the vesting date.  The term of the Executive Team Restructuring Grant to Mr. Zietsman is 10 years.

Employee and Director Retention Grants.  On September 20, 2012, the Board reviewed the recommendations of the Compensation Committee and approved and authorized the Company to grant certain retention stock option grants outside of the Company’s existing equity compensation plan (the “Employee and Director Retention Grants”) to all of the Company’s existing employees and directors (except Richard Levy), subject to the approval and closing of the 2012 Restructuring, to promote the retention of such employees and directors and to motivate such employees and directors and align their interests with the interests of the Company’s stockholders.  The following officers and directors will receive Employee and Director Retention Grants exercisable for the number of shares of common stock indicated in the table below:

Officer / Director	Options

Ashleigh Palmer, Chief Executive Officer	660,000

Gregory Mayes, President and General Counsel	287,582

Nozer Mehta, Chief Scientific Officer	190,601

Paul Shields, Vice President, Manufacturing	177,025

Roxanne Tavakkol, Vice President Global Regulatory Affairs and Quality Assurance	120,782

Brian Zietsman, Chief Financial Officer	39,600

Thomas Sabatino, Jr., Director	7,500

Joel Tune, Director	17,500

Jack Wyszomierski, Director	7,500

Theron Odlaug, Director	12,500

The Employee and Director Retention Grants will be issued on the Issuance Date and have an exercise price per share equal to the greater of (i) $0.25, and (ii) the closing price of Company’s common stock on the Issuance Date. The Employee and Director Retention Grants shall vest and become exercisable in two equal installments on each of August 1, 2013 and August 1, 2014, provided that such employee or director remains employed with the Company through the vesting date.  The term of the Employee and Director Retention Grants is 10 years.

Section 8 – Other Events

Item 8.01   Other Events.

A copy of the press release issued by the Company on September 26, 2012 announcing the Forbearance Agreement, the 2012 Restructuring and the transactions described above is attached hereto as Exhibit 99.1.

Section 9 – Financial Statements and Exhibits

Item 9.01.   Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Document Description

4.1	Second Amendment to Rights Agreement, dated September 21, 2012

10.1	Forbearance Agreement and First Amendment to Amended and Restated Financing Agreement, dated as of September 21, 2012, by and among the Company, the Lenders and Victory Park Management, LLC, as agent

10.2	Senior Secured Convertible Note, reissued by Company as of September 24, 2012 in favor of VPC Intermediate Fund II (Cayman), L.P.

10.3	Senior Secured Convertible Note, reissued by the Company as of September 24, 2012 in favor of VPC Fund II, L.P.

10.4	Senior Secured Convertible Note, reissued by the Company as of September 24, 2012 in favor of Victory Park Credit Opportunities Intermediate Fund, L.P.

10.5	Senior Secured Convertible Note, reissued by the Company as of September 24, 2012 in favor of Victory Park Credit Opportunities, L.P.

10.6	Senior Secured Convertible Note, issued by the Company as of September 21, 2012 in favor of VPC Fund II, L.P.

10.7	Second Amended and Restated Registration Rights Agreement, dated as of September 21, 2012, by and among the Company and the Lenders

10.8	Indemnification Agreement dated September 21, 2012 between the Company and Richard N. Levy

10.9	Patent Security Agreement, dated September 21, 2012 by the Company in favor of Victory Park Management, LLC, as agent

10.10	Trademark Security Agreement, dated September 21, 2012 by the Company in favor of Victory Park Management, LLC, as agent

10.11	Form of Indemnification Agreement dated September 21, 2012 between the Company and various directors

99.1	Press Release, dated September 26, 2012

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNIGENE LABORATORIES, INC.

By:	/s/ Ashleigh Palmer
Ashleigh Palmer, Chief Executive Officer

Date: September 26, 2012

EXHIBIT INDEX

Exhibit No.	Document Description

4.1	Second Amendment to Rights Agreement, dated September 21, 2012

10.1	Forbearance Agreement and First Amendment to Amended and Restated Financing Agreement, dated as of September 21, 2012, by and among the Company, the Lenders and Victory Park Management, LLC, as agent

10.2	Senior Secured Convertible Note, reissued by Company as of September 24, 2012 in favor of VPC Intermediate Fund II (Cayman), L.P.

10.3	Senior Secured Convertible Note, reissued by the Company as of September 24, 2012 in favor of VPC Fund II, L.P.

10.4	Senior Secured Convertible Note, reissued by the Company as of September 24, 2012 in favor of Victory Park Credit Opportunities Intermediate Fund, L.P.

10.5	Senior Secured Convertible Note, reissued by the Company as of September 24, 2012 in favor of Victory Park Credit Opportunities, L.P.

10.6	Senior Secured Convertible Note, issued by the Company as of September 21, 2012 in favor of VPC Fund II, L.P.

10.7	Second Amended and Restated Registration Rights Agreement, dated as of September 21, 2012, by and among the Company and the Lenders

10.8	Indemnification Agreement dated September 21, 2012 between the Company and Richard N. Levy

10.9	Patent Security Agreement, dated September 21, 2012 by the Company in favor of Victory Park Management, LLC, as agent

10.10	Trademark Security Agreement, dated September 21, 2012 by the Company in favor of Victory Park Management, LLC, as agent

10.11	Form of Indemnification Agreement dated September 21, 2012 between the Company and various directors

99.1	Press Release, dated September 26, 2012